UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

(415) 983-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2012, John H. Hammergren, Chairman, President and Chief Executive Officer of McKesson Corporation (the “Company”), delivered to Alton F. Irby III, Chairman of the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”), a letter pursuant to which he relinquished certain of his rights set forth in his employment agreement, as amended through November 1, 2008 (the “Employment Agreement”). On behalf of the Compensation Committee, the letter was accepted and acknowledged by Mr. Irby.

Effective March 27, 2012, Mr. Hammergren relinquished his right to a change in control-related excise tax gross-up payment and his right to have a change in control-related cash severance calculated as 2.99 times his “base amount” (as defined under Section 280G of the Internal Revenue Code of 1986, as amended). A copy of the letter delivered to Mr. Irby by Mr. Hammergren is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter relinquishing certain rights provided in the Employment Agreement, dated March 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012

McKesson Corporation

By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel
and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter relinquishing certain rights provided in the Employment Agreement, dated March 27, 2012.